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                                                                   EXHIBIT 23.05

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Micro Focus Group Public Limited Company on Form F-4 of our report, dated June 17, 1998, on our audits of the financial statements of Intersolv, Inc. ("the Company"), which report is included in the Company's Annual Report on Form 10-K for the year ended April 30, 1998. We also consent to the reference to our firm under the caption "Experts" in the registration statement.

                                          By:/s/ PRICEWATERHOUSECOOPERS LLP
                                            ------------------------------------
                                                 PricewaterhouseCoopers LLP

McLean, Virginia
August 18, 1998